EXHIBIT 10.24

Pitt Ref: #0057392

CORPORATE RESEARCH AGREEMENT

THIS AGREEMENT is entered into as of the 1. day of August, 2017 (the “Effective Date”), by and between RENOVACARE INC., a corporation organized under the laws of the State of New York, and having an office at 430 Park Avenue, Suite 702 New York, NY 10022 (the “Company”), and the UNIVERSITY OF PITTSBURGH – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION, a non-profit, state-related educational institution incorporated under the laws of the Commonwealth of Pennsylvania and having an office at Office of Research, 123 University Place, Pittsburgh, Pennsylvania 15213 (the “University”).

WHEREAS, Company desires to fund the University’s research, and the University agrees to perform such research with Company’s funding.

WHEREAS, Dr. Jorg Gerlach in the University’s McGowan Institute for Regenerative Medicine shall be the University’s principal investigator in conducting the research for Company (the “Principal Investigator”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Scope of Work.

	1.2	University agrees to use its reasonable efforts to perform academic research funded by Company in accordance with the Statement of Work as set out in Exhibit A as attached hereto and made a part hereof (the “Project”).

	1.2	University shall perform the Project in accordance with academic standards and all laws and regulations that apply to such standards. Company recognizes that the University will not conduct the Project in accordance with U.S. Food and Drug Administration Good Laboratory Practice regulatory standards (“GLP”), and Company understand and agrees that any Project results generated may not be used by Company for any filings that require a certification of GLP compliance.

2.	Term. The parties shall perform their respective obligations for the Project commencing with the Effective Date of this Agreement and terminating May 31, 2018 (the “Term”).

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3.	Payment.

3.1

Company agrees to pay to University the aggregate amount of One Hundred Seventy One Thousand Five Hundred Nighty Five Dollars ($171,595.00) for University’s performance of the Project, as provided in the cost‑reimbursable budget attached hereto as Exhibit B (the “Budget”). Such payments shall be made in accordance with the following schedule and shall clearly identify the Principal Investigator and the Project:

		(a)	Twenty-five percent (25%) upon execution of this Agreement.

		(b)	Twenty-five percent (25%) within three (3) months of the Effective Date.

		(c)	Twenty-five percent (25%) within six (6) months of the Effective Date.

		(d)	Twenty-five percent (25%) upon completion of the Project.

3.2	If, at any time during the Term, expenditures are expected to exceed the total Budget, the University may request additional funds from Company, which Company may elect to provide at its discretion. In the event that Company elects not to provide additional funds, Company shall have no rights with regard to Project research which is not funded by Company.

3.3	The University may reasonably reallocate funds within categories of the Budget to meet the primary objectives of the Project. In the event that the Project is completed and there are funds remaining in the Budget, such unexpended funds shall be refunded to Company upon submission of the University’s final financial statement.

4.	Materials Provided.

	4.1	All materials provided for the Project under this Agreement (the “Materials”) shall be listed on Exhibit C, which shall include the name and amount of the Materials, and the party providing such Materials (the “Provider”). If no Materials are being provided, Exhibit C shall indicate “none.”

	4.2	All Materials shall remain the property of the Provider and will be used by the receiving party (the “Recipient”) solely for the Project. The Materials will be returned to the Provider or destroyed by the Recipient, as requested by Provider, at the end of the Term of this Agreement or upon early termination of this Agreement.

	4.3	The Materials shall be used with prudence and appropriate caution in any experimental work. THE MATERIALS ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. Recipient agrees to defend and indemnify the Provider, its trustees, officers, employees and agents from any and all claims and damages in any way arising from the acquisition, use, storage or disposal of the Materials by Recipient, unless such claim is solely due to negligence on the part of the Provider.

	4.4	Subject to the University limitations set forth in Section 1.2, the Materials will be used in compliance with all applicable statutes and regulations, including the National Institutes of Health guidelines on the use of animals and recombinant DNA. The Materials may not be used for in vivo testing in human subjects. Materials derived from human donors may not be transferred with any individual donor-identifying information.

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4.5	No option, license, or conveyance of rights, express or implied, is granted by one party to the other party in connection with any Materials provided under this Agreement, except the right to use the Materials strictly in accordance with the terms of this Agreement.

5.	Ownership of Equipment. Title to any equipment or supplies purchased or manufactured in the performance of the Project funded under this Agreement shall vest in the University upon acquisition.

6.	Principal Investigator. If, for any reason, the Principal Investigator is unable to continue to serve as Principal Investigator, the University shall be entitled to designate another faculty member who is acceptable to Company to serve as Principal Investigator of the Project. If a substitute Principal Investigator has not been designated within sixty (60) days after the original Principal Investigator ceases his or her services under this Agreement, either party may terminate this Agreement upon written notice thereof to the other party, subject to the provisions of Section 10, Termination.

7.	Independent Contractor.

7.1	University is an independent contractor of Company. Company agrees, warrants and represents to University that Company will not attempt at any time to exercise any significant degree of control over the University’s research efforts in connection with this Agreement.

7.2	Nothing in this Agreement shall be construed to create a partnership or joint venture between University and Company, nor shall either party’s employees, servants, agents or representatives be considered the employees, servants, agents or representatives of the other. Neither party shall have any express or implied right or authority to assume or create any obligation on behalf of, or in the name of, the other party; or to bind the other party to any contract, agreement or undertaking with any third party.

7.3	University shall withhold and pay all statutory payroll taxes and provide any and all employment related insurances, including Workers’ Compensation and Employer’s Liability, for its employees involved in the Project.

8.	Reports and Records.

	8.1	The University shall provide Company with periodic progress reports on the Project, as specified in the Statement of Work attached hereto as Exhibit A.

	8.2	University shall provide Company with a final written report upon completion of the Project or upon earlier termination of this Agreement.

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	8.3	University shall, at mutually agreed upon times, meet with Company’s representatives to discuss Project results and reports.

	8.4	Company agrees to maintain such reports in confidence pending the Principal Investigator’s publication or presentation of the Project results in accordance with Section 15, Publication, below. If, following termination of the Agreement, the Principal Investigator does not publish any results of the Project, the University shall promptly inform Company in writing that Company is released from its obligation of confidentiality regarding the reports.

9.	Intellectual Property Rights.

	9.1	Ownership of inventions and/or discoveries developed under this Agreement shall follow inventorship under U.S. Patent law:

(a)	University shall own all rights, title and interest in and to inventions and/or discoveries developed solely by University employees, students or agents under this Agreement, except that the Company shall retain a worldwide, irrevocable, non-exclusive, royalty-free right to use such inventions and/or discoveries developed under this Agreement for non-commercial, internal research activities. The University shall disclose such inventions and/or discoveries to Company in writing before the end of the Term of this Agreement.

(b)	University and Company shall jointly own inventions and/or discoveries developed by employees of both parties. Company shall have a right of first offer to license the University’s interest in such inventions and/or discoveries in accordance with the provisions of this Section 9.

(c)	Company shall own all rights, title and interest in and to inventions and/or discoveries, whether patentable, copyrightable or otherwise, developed solely by Company’s employees or agents, except that the University shall retain a worldwide, irrevocable, non-exclusive, royalty-free right to use such inventions and/or discoveries developed under this Agreement for non-commercial educational and research activities. Company shall disclose such inventions and/or discoveries to University in writing before the end of the Term of this Agreement.

9.2	During the Term of this Agreement, subject to Public Law 96‑517 (codified in 35 U.S.C. §200‑212 and implemented in 37 C.F.R. 401) and to the terms of this Agreement, the University grants to Company a right of first offer to an exclusive royalty-bearing license to inventions and/or discoveries developed by the University’s faculty, staff, students and employees as a result of work on the Project. Such right of first offer shall remain in effect for ninety (90) days after the date of disclosure to Company. If Company has not notified University in writing of its desire to enter into license negotiations within such ninety (90) day period, University shall have the right, but not the obligation, to license such rights to a third party. The right of first offer granted to Company hereunder shall not apply to University patents or patent applications issued or filed before the Effective Date of this Agreement.

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9.3	Should Company notify University of its desire to enter into license negotiations in accordance with Section 9.2 hereof, the University shall provide Company with a license agreement which shall include the following:

(a)	Company shall pay to University an execution fee, annual maintenance payments/minimum royalties, milestones payments (where applicable) and reasonable royalty rates;

(b)	University shall have a royalty-free, non-exclusive license to use inventions and/or discoveries for non-commercial education and research purposes;

(c)	Company shall reimburse the University for all patent prosecution and maintenance costs;

(d)	License agreement must be finalized and fully executed within ninety (90) days;

(e)	Such other reasonable terms and conditions as agreed upon by the parties.

9.4	Should a mutually acceptable license agreement not be executed and delivered within ninety (90) days from the date University provides Company with the license agreement described in Section 9.3, Company shall have no further rights to inventions and/or discoveries described in Section 9.1 and University shall have the right, but not the obligation, to license them to a third party.

9.5	Nothing contained herein shall affect the pre-existing rights of either party in intellectual property developed prior to the Effective Date of this Agreement.

10.	Termination.

	10.1	This Agreement may be terminated prior to the expiration of the Term should any one or more of the following events occur:

		(a)	either party provides the other with sixty (60) days advance written notice;

		(b)	either party materially breaches this Agreement, and the non-breaching party provides the breaching party with thirty (30) days advance written notice of termination and such breach is not remedied within such thirty (30) day period;

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(c)	Company files for creditor protection under any section of the United States Bankruptcy Code; or

(d)	a bankruptcy trustee or receiver is appointed for Company.

10.2	Company shall reimburse the University for its actual expenses incurred as of the date of termination, including all costs of non-cancelable obligations payable by University in anticipation of the University’s performance of the Project pursuant to this Agreement.

11.	Indemnification and Limitation of Liability.

	11.1	Company agrees to indemnify, defend and hold harmless the University, its trustees, officers, employees and agents, for all liability relating to any expense, claim, loss, damage or cost (including attorneys’ fees) arising out of or in any way connected with the use of the Project’s research data or results.

	11.1	University shall not be liable to Company, its officers, employees, servants or agents or to any third party for injuries or losses arising out of the use of the Project’s research data or results.

12.

Warranty Disclaimers. UNIVERSITY DISCLAIMS AND MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, PATENTABILITY OR THAT THE COMPANY’S USE OF THE PROJECT RESEARCH RESULTS WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER RIGHTS OF THIRD PARTIES.

13.	Confidentiality.

13.1	University and Company acknowledge that it may be necessary to disclose information to each other which each party considers proprietary or confidential in order for the University to perform the Project. To preserve the proprietary or confidential nature of such information, University and Company agree to either: (a) clearly mark the term “CONFIDENTIAL INFORMATION” upon the information and forward it only to the other party in writing; or (b) orally disclose to the other party the proprietary or confidential nature of the information, subsequently indicate the nature of such information in a writing addressed to the other party, via certified or registered mail, and clearly mark the writing or information with the term “CONFIDENTIAL INFORMATION” and deliver it to the other party within thirty (30) days of disclosure.

13.2	Neither party shall disclose nor cause to be disclosed any Confidential Information of the other party without the other party’s prior written consent.

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13.3	The parties’ obligation of non-disclosure shall not apply to any or all of information which:

	(a)	is in the public domain at the time of disclosure;

	(b)	becomes part of the public domain after disclosure through no fault of the other party;

	(c)	is in the other party’s possession at the time of disclosure or is properly obtained by recipient from a third party with a valid legal right to disclose such information, and such third party is not under a confidentiality obligation to the disclosing party; or

	(d)	is required to be disclosed due to applicable law, regulation or order of court.

14.

Publicity. The Company shall not use the name of the University or any member of the University’s staff, in connection with any products, promotion, or advertising without the prior written approval of the University. Nothing in this section shall preclude the Sponsor from disclosing the existence of this Agreement or provide a copy of the agreement in its filings with the Securities and Exchange Commission, or as otherwise required by law.

15.	Publication Rights.

	15.1	University shall have the right to publish the results of and disseminate information pertaining to the University’s research for the Project conducted under this Agreement. Company acknowledges the University’s strong institutional policy favoring the retention of publication rights and dependence upon publication as an essential means of intellectual exchange.

	15.1	University agrees to submit any proposed publication or presentation of Project results to Company for review prior to publication. Within thirty (30) days of its receipt, Company shall advise University in writing of any proprietary or patentable information contained therein and may, as necessary, formally request the University to delay disclosure of such information. University agrees to refrain from publishing any such information categorized by Company as proprietary or patentable for a period not to exceed ninety (90) days from the date of such written request, to enable Company to appropriately coordinate with the University to file for the protection of any intellectual or proprietary property interests. University shall have no other legal obligation to delay publication of results or to protect potential intellectual property interests. Unless otherwise agreed to by Company in writing, University will not disclose Company’s Confidential Information (as defined above) in any proposed publication or presentation in accordance with Section 13, Confidentiality.

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16.	Independent Inquiry. Nothing in this Agreement shall be construed to limit the freedom of researchers who are participants in this Agreement, whether paid under this Agreement or not, from engaging in similar research inquiries made independently under other grants, contracts or agreements with parties other than the Company.

17.	Export Control Regulations. Notwithstanding any other provision of this Agreement, the parties understand and agree that they are subject to, and agree to abide by, any and all applicable United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities. The University’s obligations hereunder are contingent on its ability to comply with applicable United States export and embargo laws and regulations. It is the expectation of the University that the work done pursuant to this Agreement will constitute fundamental research and be exempt from export control licensing requirements under the applicable export control laws and regulations. As an institution of higher learning, the University does not wish to take receipt of export-controlled information except as may be knowingly and expressly agreed to in writing signed by an authorized representative of the University and for which the University has made specific arrangements. Company agrees that it will not provide or make accessible to University any export-controlled materials (including, without limitation, equipment, information and/or data) without first informing University of the export-controlled nature of the materials and obtaining from University’s Office of Research its prior written consent to accept such materials as well as any specific instructions regarding the mechanism pursuant to which such materials should be passed to University. Company agrees to comply with any and all applicable U.S. export control laws and regulations, as well any and all embargoes and/or other restrictions imposed by the Treasury Department’s Office of Foreign Asset Controls.

18.	Notice. Any notice or communication pursuant to this Agreement shall be sufficiently made or given if sent by certified or registered mail, postage prepaid, or by overnight courier, with proof of delivery by receipt, addressed to the address below or as either party shall designate by written notice to the other party.

In the case of University:

For administrative matters:	Office of Research University of Pittsburgh 123 University Place, Lower Lobby Pittsburgh, PA 15213 Attention: Clin/Corp #0057392 Telephone: (412) 624-7400

For scientific matters:	Jörg Gerlach, M.D., Ph.D McGowan Institute for Regenerative Medicine McGowan Building 3025 East Carson Street Pittsburgh, PA 15203 Telephone: (412) 383-7150

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In the case of Company:

For administrative matters:	Elishama Rudolph ___________________
erudolf@ssbb.com __________________
_________________________________
_________________________________
Telephone: 212 404-8766 ______________

For scientific matters:	Dr. Roger Esteban-Vives______________
resteban@renovacareinc.com __________
_________________________________
_________________________________
Telephone: ________________________

19.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

20.	Entire Agreement. This Agreement, together with all attachments and exhibits, constitutes the entire agreement and understanding between the parties and supersedes any prior or contemporaneous negotiations, agreements, understandings, or arrangements of any nature or kind with respect to the subject matter herein. In the event of any inconsistency between this Agreement or any attachments and exhibits, the terms of this Agreement shall govern.

21.	Waiver. Neither party waives its right to enforce any and all provisions of the Agreement at any time during the Term. Either party’s failure to enforce any provision shall not prejudice such party from later enforcing or exercising the same or any other provision of the Agreement.

22.	Modifications. This Agreement may not be changed, altered, modified, amended, rescinded, canceled or waived except by a writing executed by authorized representatives the parties.

23.	Binding Agreement on Successors. This Agreement shall be binding upon each party’s successors and assigns.

24.	Headings. Headings are for convenience of reference only, and not for interpreting the provisions of the Agreement.

25.	Counterparts. This Agreement may be executed in counterparts, and by either party on separate counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

RENOVACARE INC.,

By:
Name:	Thomas Bold
Title:	President & CEO
Date:	July 11, 2017

UNIVERSITY OF PITTSBURGH – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By:
Name:	Kelly Downing
Title:	Associate Director for Contract Operations
Date:

Principal Investigator confirms that he has read and understands this Agreement and agrees to abide by its terms.

Jörg C. Gerlach, M.D., Ph.D.
Date:

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EXHIBIT A

SCOPE OF WORK

University of Pittsburgh shall:

1.	In vitro model evaluation of various wound dressing materials for compatibility with the RenovaCare CellMist™ System (no animal or clinical work planned);
2.	Qualitative and quantitative characterization of the RenovaCare CellMist™ Solution and its cell population in in vitro studies (no animal or clinical work planned);
3.	Technical evaluation of various RenovaCare SkinGun™ technologies in laboratory work(no animal or clinical work planned);
4.	Reporting of factors such as storage times, temperatures, and environmental variables which impact isolated skin cells under both pre- and post-spray conditions as a result of in vitro studies (no animal or clinical work planned) ;
5.	Evaluation and reporting of findings related to in vitro damage by spraying of isolated skin cells using various methods, including the RenovaCare SkinGun™ spray technologies (no animal or clinical work planned);
6.	Scientific recommendations in support of planning and submission RenovaCare applications or proposals to third parties; and
7.	Scientific support for IRB-approved clinical studies (without becoming a study investigator or PI).

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EXHIBIT B

BUDGET

	Name		Salary
	Jorg Gerlach, Principal Investigator		6,193
	Eva Schmelzer, Co-Investigator		2,322
	Matt Young, Research Associate		17,983
	Daniel McKeel, Research Associate		7,650
	Jim Harris, Project Coordinator		24,082
Total			58,230

			Fringe
	Jorg Gerlach, Principal Investigator		1,685
	Eva Schmelzer, Co-Investigator		631
	Matt Young, Research Associate		7,049
	Daniel McKeel, Research Associate		2,999
	Jim Harris, Project Coordinator		9,440
Total Salary / Fringe			21,804

Other Expenses
	Consumables		25,955
	FACS		200
	Histology		100
Total Other Expenses			26,255

Direct Cost			106,289

Indirect Cost		Rate
		61.50%	65,306

Total Cost			171,595

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EXHIBIT C

MATERIALS

NONE

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